UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 18, 2009
MIDWEST BANC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-13735 (Commission File Number)	36-3252484 (IRS Employer Identification No.)

501 West North Avenue
Melrose Park, Illinois (Address of principal executive offices)	60160 (Zip Code)
Registrant’s telephone number, including area code: (708) 865-1053
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     As previously disclosed, Midwest Banc Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Midwest Bank and Trust Company (the “Bank”), have been working proactively over the last year to address its capital structure and credit quality issues in the loan portfolio and have adopted measures designed to improve our financial soundness (including measures to monitor and improve asset quality), liquidity, and capital ratios through asset reduction. Beginning in May of this year, the Bank tightened its loan underwriting and pricing criteria and began aggressive balance sheet repositioning activities. On July 25, 2009, we announced the adoption of our Capital Plan.
     On December 18, 2009, we formally acknowledged several actions needed to strengthen the Bank and the Company by entering into a written agreement (the “Agreement”) with the Federal Reserve Bank of Chicago (the “Reserve Bank”) and the Illinois Department of Financial and Professional Regulation, Division of Banking (the “Department”). The Agreement is consistent with the expected regulatory actions that we previously disclosed, and we were already taking many of the steps referenced in the Agreement.
     The Agreement establishes timeframes for the completion of remedial measures which have been previously identified by us and the regulators as important to improve our financial performance. Under the Agreement, we must prepare and file with the regulators within specified timeframes various specific plans designed to improve (i) board oversight over the management and operations of the Bank, (ii) credit risk management practices, (iii) management of problem loans, (iv) the allowance for loan losses, (v) the Bank’s earnings and budget, (vi) liquidity and funds management and (vii) interest rate risk management. The details of these requirements are set forth in the Agreement, a copy of which is attached as an exhibit to this filing. Many of these plans have been developed and certain related actions have already been taken and previously provided to the regulators.
     The Agreement requires, among other things, that the Company and the Bank obtain prior approval in order to pay dividends. In addition, the Company must obtain prior approval of the Reserve Bank to (i) take any other form of payment from the Bank representing a reduction in capital of the Bank; (ii) make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities; (iii) incur, increase or guarantee any debt; or (iv) purchase or redeem any shares of the Company’s stock. Pursuant to the terms of the Agreement, the Company and the Bank are also required, within 60 days of the date of the Agreement, to submit an acceptable written plan to the regulators to maintain sufficient capital at the Company, on a consolidated basis, and at the Bank on a standalone basis. In addition, the Agreement also provides that the Company and the Bank must notify the Reserve Bank and the Department if the capital ratios of either fall below those set forth in the capital plans that are approved by the Reserve Bank and the Department. We must also notify the regulators before appointing any new directors or senior executive officers or changing the responsibilities of any senior executive officer position. The Agreement also requires the Company and the Bank to comply with certain restrictions regarding indemnification and severance payments.
     The Bank must furnish periodic progress reports to the Department and the Reserve Bank regarding its compliance with the Agreement. The Agreement will remain in effect until stayed, modified, terminated or suspended by the Reserve Bank and the Department.
     Company Efforts to Address Issues Identified in the Agreement. The Agreement formally identifies issues the Company has been working to resolve since May 2009. Since that time, the Company has been in frequent communication with its regulators and stakeholders about these issues and has been working diligently to take many of the steps contemplated by the Agreement, principally through the Company’s Capital Plan, which was announced in July. In particular, the Company has been working to:
•	raise additional equity capital from new investors;
•	increase tangible common equity; and
•	convert federal TARP funds to common equity.

     In October 2009, the Company reached a Forbearance Agreement with its lender effective through March 31, 2010. The Company also launched an exchange offer of its common stock for Depositary Shares representing its Series A preferred stock. In addition, the Company previously announced the receipt of nonbinding indications of interest from potential equity investors.
     There can be no assurance that we will be able to satisfy, in a timely manner or at all, the requirements set forth in the Agreement. We believe that the successful completion of all or a significant portion of our Capital Plan will enable the Bank and the Company to meet the requirements of the Agreement. However, the successful completion of all or any portion of the Capital Plan is not assured, and if the Company or the Bank is unable to comply with the terms of the Agreement or any other applicable regulations, the Company and the Bank could become subject to additional, heightened supervisory actions and orders, which could, among other things, limit their ability to develop new business lines, mandate additional capital, and/or require the sale of certain assets and liabilities. Failure of the Company and the Bank to meet these conditions could lead to further enforcement action by the regulators that may, among other things, further restrict the Company’s and the Bank’s business activities and operations, and could have a material adverse effect on the business of the Bank and the Company.
     The description of the Agreement above is only a summary and is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.
     In connection with the exchange offer commenced as part of the Company’s Capital Plan, the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement (which includes the Prospectus) on Form S-4 (Reg. No. 333-160985) to register the shares of Company common stock to be issued in the exchange. In addition, the Company has filed other relevant documents concerning the Exchange Offer with the SEC, including a tender offer statement on Schedule TO. The Company urges security holders to read the registration statement on Form S-4, as amended through the expiration date of the Exchange Offer, the related prospectus (and proxy statements annexed thereto) included within the registration statement, the tender offer statement and any other relevant documents filed or to be filed with the SEC in connection with the exchange offer, because they contain important information about the Company and the exchange offer. Securityholders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov; or by directing a request to the Company’s Information Agent, Morrow & Co., LLC.

Item 9.01.	Financial Statements and Exhibits
Exhibits

10.1	Written Agreement, dated December 18, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Banc Holdings, Inc.
By:	/s/JoAnn Sannasardo Lilek
JoAnn Sannasardo Lilek
Executive Vice President and Chief Financial Officer

December 24, 2009